Barinthus Bio Announces Strategic Focus in Immunology and Inflammation (I&I) and Provides a Financial Update

•Prioritizing VTP-1000 development in celiac disease, Phase 1 data expected in mid-2025
•Postponing further clinical development of VTP-300 in chronic hepatitis B (CHB) until a partner is identified
•Extending the cash runway to the start of 2027 by reducing costs, including an approximate 65% reduction in workforce and expected closure of the U.K. site
•Future operations will be focused at the U.S. site in Germantown, Maryland

OXFORD, United Kingdom and GERMANTOWN, MD, United States, Jan. 10, 2024 (GLOBE NEWSWIRE) -- Barinthus Biotherapeutics plc (NASDAQ: BRNS) (“Barinthus Bio,” or the “Company”), today provided a strategic business and financial update. Barinthus Bio is a clinical-stage biopharmaceutical company developing novel immunotherapeutic candidates that guide T cells to control disease.

Strategic Business Focus and Restructuring:
•The Company will prioritize I&I indications, including antigen-specific immune tolerance.
•The Company plans to extend the cash runway to the start of 2027 by reducing costs, including a reduction in headcount by approximately 65% across both sites, and streamlining the operating costs of the business.
•As part of the restructuring, two of the executive leadership team members based in the U.K., the Chief Operating Officer, Graham Griffiths and Chief Financial Officer, Gemma Brown, will leave the Company. Further plans for the re-organized team will be communicated in due course.
•The Company will not invest in VTP-300 in chronic hepatitis B beyond the completion of the ongoing Phase 2b HBV003 clinical trial and will seek potential partners able to take advantage of its differentiated ability to achieve sustained HBsAg loss and functional cure in patients with low levels of HBsAg.

Financial Update:
•Cash, cash equivalents and restricted cash are expected to be $112 million as of December 31, 2024.1
•Based on management’s current assumptions and taking into account expected cost savings from the corporate restructuring, the Company believes its available resources will fund its operations to the start of 2027.

Anticipated 2025 Corporate Milestones:
Celiac disease:
•Announcement of single ascending dose data from AVALON, the first-in-human Phase 1 clinical trial evaluating the safety, tolerability, pharmacokinetics and pharmacodynamics of VTP-1000 in adults with celiac disease expected in the middle of 2025.
•Initiation of multiple ascending dose portion of the Phase 1 clinical trial expected in the third quarter of 2025.

Chronic hepatitis B:
•Announcement of results from Phase 2b HBV003 clinical trial evaluating additional dosing of VTP-300 and low-dose nivolumab timing in people with chronic hepatitis B infection expected in the second quarter of 2025.

•Announcement of results from the Phase 2a IM-PROVE II clinical trial evaluating VTP-300, low-dose nivolumab and Arbutus’ imdusiran in people with chronic hepatitis B infection expected in the second quarter of 2025.

Prostate cancer:
•Announcement of results from Phase 1 PCA001 clinical trial evaluating safety and efficacy of VTP-850 in men with rising prostate-specific antigen (PSA) after definitive local therapy for prostate cancer (i.e., biochemical recurrence) expected in the second quarter of 2025.

“Entering 2025, we have decided to focus on broadening the potential of our SNAP-TI platform to address autoimmune diseases to enable us to maximize value for shareholders. We expect initial Phase 1 clinical data from VTP-1000 in celiac disease in mid-2025 and intend to develop further SNAP-TI products in other indications, both by ourselves and with partners,” said Bill Enright, Chief Executive Officer of Barinthus Bio. “Although we achieved the major goal of functional cure in a subset of patients with chronic hepatitis B (CHB) in recent interim readouts of the VTP-300 studies, we have decided to seek potential partners for furthering VTP-300 development, as we believe that this is the best route to leverage a combination of the technologies required and to get VTP-300 to patients as soon as possible. As a result of our shift in strategy, we have made the difficult decision to reduce our presence in the U.K. significantly and to reduce our workforce to align the business appropriately. I am immensely proud and grateful for what our team of talented employees has achieved and would like to thank them for their part in advancing Barinthus to where we are today, especially Gemma Brown and Graham Griffiths our CFO and COO, respectively. This team is one of the best I’ve had the pleasure to work with.”

1 The preliminary estimates of cash, cash equivalents and restricted cash reflect management’s current views and may change as a result of management’s review of results and other factors. The preliminary estimates may not ultimately be indicative of its results for such period and actual results may differ materially. No independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to these preliminary estimated results, nor have they expressed any opinion or any other form of assurance on these preliminary estimated results.

About Barinthus Bio
Barinthus Biotherapeutics (NASDAQ: BRNS) is a clinical-stage biopharmaceutical company developing novel immunotherapeutic candidates designed to guide the immune system to overcome autoimmunity and chronic infectious diseases. Helping people living with serious diseases and their families is the guiding principle at the heart of Barinthus Bio. With a focused pipeline built around its proprietary platform technologies, Barinthus Bio is advancing immunotherapeutic product candidates in autoimmunity and infectious diseases, including: VTP-1000, utilizing our SNAP-Tolerance Immunotherapy (SNAP-TI) platform and is designed to treat people with celiac disease and VTP-300, that utilizing its ChAdOx/MVA platform designed as a potential component of a functional cure for chronic HBV infection. Barinthus Bio is also conducting a Phase 1 clinical trial for VTP-850, a second-generation immunotherapeutic candidate designed to treat recurrent prostate cancer. Barinthus Bio’s differentiated technology platforms and therapeutic approach, coupled with deep scientific expertise and focus on clinical development, uniquely positions the company to navigate towards delivering treatments that improve the lives of people with autoimmunity and chronic infectious diseases. For more information, visit www.barinthusbio.com.

Barinthus Bio’s Forward Looking Statements
This press release contains forward-looking statements regarding Barinthus Bio within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which can generally be identified as such by use of the words “may,” “will,” “plan,” “forward,” “encouraging,” “believe,” “potential,” “expect,” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements include, without limitation, express or implied statements regarding Barinthus Bio’s pipeline prioritization and restructuring, preliminary estimated cash, cash equivalents and restricted cash, future expectations, plans and prospects, and the terms and timing of the anticipated officer transition and reduction in force. Any forward-looking statements in this press release are based on Barinthus Bio management’s current expectations and beliefs and are subject to numerous risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the success, cost and timing of Barinthus Bio’s pipeline development activities and planned and ongoing clinical trials, including the risk that the timing for preliminary, interim or final data or initiation of its clinical trials may be delayed, the risk that interim or topline data may not reflect final data or results, Barinthus Bio’s ability to execute on its strategy, regulatory developments, the risk that Barinthus Bio may not achieve the anticipated benefits of its pipeline prioritization and corporate restructuring, Barinthus Bio’s ability to fund its operations and access capital, Barinthus Bio’s cash runway, including the risk that its estimate of its cash runway may be incorrect and the risk that the costs incurred in connection with the pipeline prioritization and restructuring may exceed its estimates, global economic uncertainty, including disruptions in the banking industry, the conflicts in Ukraine, Israel and Gaza, and other risks identified in Barinthus Bio’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Barinthus Bio cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Barinthus Bio expressly disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

IR contacts:
Christopher M. Calabrese
Managing Director
LifeSci Advisors
+1 917-680-5608
ccalabrese@lifesciadvisors.com

Kevin Gardner
Managing Director
LifeSci Advisors
+1 617-283-2856
kgardner@lifesciadvisors.com

Media contact:
Audra Friis
Sam Brown, Inc.
+1 917-519-9577
audrafriis@sambrown.com

Company contact:
Jonothan Blackbourn
IR & PR Manager
Barinthus Bio
ir@barinthusbio.com